Exhibit 10.32

Summary of Informal Healthcare Severance Policy

Knoll has an informal policy of providing continued healthcare benefits to terminated salaried employees (including, without limitation, our named executive officers) during any period that such employee is entitled to benefits under the formal Knoll, Inc. Severance Pay Plan.